Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On April 9, 2010, SMBI Idaho, LLC completed the acquisition of a 54.46% ownership interest in Mountain View Hospital, LLC ( “Mountain View Hospital”), which owns and operates a 43-bed general acute care hospital located in Idaho Falls, Idaho.  The purchase price for the acquisition was $31.9 million, plus the assumption of existing indebtedness of $6.1 million.  SMBI Idaho, LLC is a wholly owned subsidiary of Symbion, Inc. (“Symbion” or the “Company”).

The Company has accounted for the acquisition under the purchase method of accounting.  Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values. The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, and such estimates and assumptions are subject to change.

The following unaudited pro forma combined condensed consolidated financial information has been prepared to give effect to the completed acquisition and to the assumptions and adjustments in the accompanying notes.  The unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2010 gives effect to the acquisition as if it had occurred on March 31, 2010 and is derived from the unaudited financial statements of the Company and Mountain View Hospital as of March 31, 2010.  The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2009 and the three months ended March 31, 2010 give effect to the acquisition as if it had occurred on January 1, 2009 and are derived from the audited financial statements of the Company and Mountain View Hospital for the year ended December 31, 2009 and the unaudited financial statements of the Company and Mountain View Hospital for the three months ended March 31, 2010.

The unaudited pro forma combined condensed consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of the combined condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had the acquisition actually occurred on the dates indicated above.  The adjustments necessary to present fairly the unaudited pro forma combined condensed consolidated financial information have been made based on available information and, in the opinion of management, are reasonable.  This unaudited pro forma combined condensed consolidated financial information should be read in conjunction with the accompanying notes, the financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, and Mountain View Hospital’s audited financial statements and related notes for the year ended December 31, 2009 and unaudited financial statements for the three months ended March 31, 2010, which are attached as Exhibit 99.1 to this Form 8-K/A.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2010

(Unaudited, in thousands)

	Historical
	Symbion	Mountain View Hospital	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$55,671	$6,132	$1,677	(d)	$63,480
Accounts receivable, net	35,113	9,321	—		44,434
Inventories	9,733	1,139	—		10,872
Prepaid expenses and other current assets	8,705	482	—		9,187
Deferred tax asset	635	—	—		635
Current assets of discontinued operations	583	—	—		583
Total current assets	110,440	17,074	1,677		129,191
Property and equipment, net	86,472	10,253	49,550	(a)	146,275
Intangible assets	19,480	—	—		19,480
Goodwill	545,238	—	49,445	(c)	594,683
Investments in and advances to affiliates	17,681	—	—		17,681
Other assets	10,204	—	—		10,204
Long-term assets of discontinued operations	651	—	—		651
Total assets	$790,166	$27,327	$100,672		$918,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,071	$2,588	$—		$11,659
Accrued payroll and benefits	7,181	2,266	—		9,447
Other accrued expenses	24,073	320	4,620	(b)	29,013
Current maturities of long-term debt	23,305	1,075	—		24,380
Current liabilities of discontinued operations	1,235	—	—		1,235
Total current liabilities	64,865	6,249	4,620		75,734
Long-term debt, less current maturities	450,719	6,478	33,000	(d)	490,197
Deferred income tax payable	42,358	—	—		42,358
Other liabilities	6,608	13,076	45,131	(b,f)	64,815
Long-term liabilities of discontinued operations	3,077	—	—		3,077
Noncontrolling interests — redeemable	31,831	—	—		31,831
Total equity	190,708	1,524	17,921	(e,f)	210,153
Total liabilities and stockholders’ equity	$790,166	$27,327	$100,672		$918,165

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2010

(in thousands)

	Historical
	Symbion	Mountain View Hospital	Pro Forma Adjustments		Pro Forma Combined

Revenues	$85,037	$14,866	$—		$99,903
Operating expenses:
Salaries and benefits	24,807	4,770	—		29,577
Supplies	18,593	4,125	—		22,718
Professional and medical fees	6,006	2,696	—		8,702
Rent and lease expense, net	6,525	1,073	(1,265	)(b)	6,333
Other operating expenses	7,122	793	—		7,915
Cost of revenues	63,053	13,457	(1,265)		75,245
General and administrative expense	5,232	—	—		5,232
Depreciation and amortization	4,206	373	377	(a)	4,956
Provision for doubtful accounts	1,269	368	—		1,637
Income on equity investments	(628)	—	—		(628)
Impairment and loss on disposal of long—lived assets	1,073	—	—		1,073
Gain on sale of long-lived assets	(16)	—	—		(16)
Proceeds from insurance settlements, net	(36)	—	—		(36)
Total operating expenses	74,153	14,198	(888)		87,463
Operating income	10,884	668	888		12,440
Interest expense, net	(10,711)	(90)	(1,682	)(b, d)	(12,483)
Income (loss) before income taxes and discontinued operations	173	578	(794)		(43)
Provision for income taxes	1,605	—	200	(f)	1,805
(Loss) income from continuing operations	(1,432)	578	(994)		(1,848)
Income from discontinued operations, net of taxes	4	—	—		4
Net (loss) income	(1,428)	578	(994)		(1,844)
Less: Net (income) loss attributable to noncontrolling interests	(4,220)	—	49	(g)	(4,171)
Net (loss) income attributable to Symbion, Inc.	$(5,648)	$578	$(945)		$(6,015)

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2009

(in thousands)

	Historical
	Symbion	Mountain View Hospital	Pro Forma Adjustments		Pro Forma Combined

Revenues	$346,984	$61,320	$—		$408,304
Operating expenses:
Salaries and benefits	96,844	15,999	—		112,843
Supplies	74,905	13,989	—		88,894
Professional and medical fees	23,162	1,665	—		24,827
Rent and lease expense, net	25,603	4,935	(3,793	)(b)	26,745
Other operating expenses	28,070	9,658	—		37,728
Cost of revenues	248,584	46,246	(3,793)		291,037
General and administrative expense	21,448	—	—		21,448
Depreciation and amortization	17,314	1,480	1,508	(a)	20,302
Provision for doubtful accounts	3,354	2,519	—		5,873
Income on equity investments	(2,318)	—	—		(2,318)
Impairment and loss on disposal of long—lived assets	3,505	1	—		3,506
Gain on sale of long-lived assets	(680)	—	—		(680)
Total operating expenses	291,207	50,246	(2,285)		339,168
Operating income (loss)	55,777	11,074	2,285		69,136
Interest expense, net	(44,981)	(241)	(6,592	)(b, d)	(51,814)
Income (loss) before income taxes and discontinued operations	10,796	10,833	(4,307)		17,322
Provision for income taxes	7,766	—	800	(f)	8,566
Income (loss) from continuing operations	3,030	10,833	(5,107)		8,756
Loss from discontinued operations, net of taxes	(6,097)	—	—		(6,097)
Net (loss) income	(3,067)	10,833	(5,107)		2,659
Less: Net income attributable to noncontrolling interests	(19,387)	—	(3,169	)(g)	(22,556)
Net (loss) income attributable to Symbion, Inc.	$(22,454)	$10,833	$(8,276)		$(19,897)

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Certain reclassifications have been made to conform Mountain View Hospital’s historical amounts to Symbion’s presentation.  The pro forma adjustments included in the unaudited pro forma combined condensed consolidated financial information are as follows:

(a)          Adjustments to reflect the difference between the historical cost and the preliminary estimate of the fair value of Mountain View Hospital’s land, buildings and improvements (based on an independent third-party preliminary valuation) and the resulting adjustment to depreciation expense. Land was valued at $4.3 million and building and improvements at $45.3 million.

(b)         Adjustment to record the financing obligation and related interest expense due to the hospital facility lessor which is a result of the consolidation of the land, building and improvements.

(c)          Represents the adjustment to goodwill for the amount of consideration for the acquisition in excess of net assets acquired, determined as follows (in thousands):

Initial purchase price	$31,900
Cash withheld for working capital	(577)
Cash paid	31,323
Fair value of noncontrolling interest	19,646
Fair value of total net assets acquired	50,969
Fair value of identifiable net assets	1,524
Consideration in excess of net assets acquired	$49,445

(d)         Represents the debt incurred to finance the transaction and related interest expense.  The acquisition was financed with debt of $33.0 million, utilizing the Company’s existing revolving credit facility. Excess cash from the transaction will be used for working needs and anticipated transaction costs.

(e)          Represents the fair value of the noncontrolling interests in Mountain View Hospital.

(f)            Includes the adjustment to long-term deferred tax liabilities and the net income adjustments related to the temporary difference resulting from the amortization of goodwill for tax purposes.

(g)         Represents the noncontrolling interest portion of the pro forma statement of operations adjustments.